Exhibit 5.1

April 1, 2013

Rainmaker Systems, Inc.

900 East Hamilton Avenue, Suite 400

Campbell, California 95008

Ladies and Gentlemen:

We have acted as counsel to Rainmaker Systems, Inc., a Delaware corporation (the “Company”) in connection with a registration statement on Form S-3 (Registration Statement No. 333-171946) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), which was declared effective by the Commission on March 7, 2011, including the prospectus which forms a part of the Registration Statement (the “Base Prospectus”), and the prospectus supplement relating to the Shares (as defined below) filed with the Commission on April 1, 2013 pursuant to Rule 424(b) of the Rules and Regulations of the 1933 Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) with respect to the sale by the Company of 12,981,704 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”). As refered to in the Prospectus, the Shares are being sold pursuant to the terms of subscription agreements between the Company and each investor (the “Subscription Agreements”).

We have reviewed and examined the Registration Statement, the Prospectus, the Subscription Agreements, the corporate actions of the Company in connection with this matter and such documents and records of the Company and other documents as we have deemed necessary for the purposes of this opinion. In such review and examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies, (iii) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed and (iv) the effectiveness of the Registration Statement.

Based upon the foregoing, it is our opinion that the Shares are duly authorized, and when issued and sold pursuant to and as described in the Registration Statement and the Prospectus, such shares will be validly issued, fully paid, and nonassessable.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an Exhibit to a Current Report of the Company on Form 8-K. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ PERKINS COIE LLP